Exhibit 99(a)

CERTIFICATION OF PERIODIC REPORT

I, C. B. Hudson, Chairman and Chief Executive Officer of Torchmark Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2003

/S/ C.B. HUDSON
C. B. Hudson Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Torchmark Corporation and will be retained by Torchmark Corporation and furnished to the Securities and Exchange Commission or its staff upon request.